Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE		July 29, 2014
BUTLER NATIONAL CORPORATION REPORTS FOURTH QUARTER AND FISCAL YEAR END FINANCIAL RESULTS AND CONFERENCE CALL
[OLATHE, KANSAS] July 29, 2014 - Butler National Corporation (OTC QB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the fourth quarter fiscal 2014 and year ended April 30, 2014. In conjunction with the release, the Company has scheduled a conference call Thursday, July 31, 2014 at 9:00 AM Central Daylight Time.

What:  Butler National Corporation Fourth Quarter and Fiscal Year-End Results Conference Call

When:  Thursday, July 31, 2014 - 9:00AM Central Daylight Time

How:  Live via phone by dialing 800-624-7038.  Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corporation, will be leading the call and discussing results of the fourth quarter and fiscal year-end financial results, the status of existing and new business, and an outlook for fiscal 2015.

Historical selected financial data related to all operations:
	Year Ended April 30			Quarter Ended April 30
	(In thousands except per share data)			(In thousands except per share data)
	2014	2013	2012	2014	2013	2012
Net Revenue	$ 47,271	$ 49,152	$ 52,719	$ 14,632	$ 12,326	$ 13,938
Operating Income	1,921	1,503	5,486	1,958	38	1,864
Net Income (Loss)	112	(148)	1,900	965	225	765
Total Assets	41,678	43,860	40,562	41,678	43,860	40,562
Long-term Obligations	6,820	10,155	8,678	6,820	10,155	8,678
Stockholders' Equity	24,354	23,574	22,604	24,354	23,574	22,604
Weighted Average Shares – Diluted	60,893	59,015	56,596	60,893	59,015	57,194
Diluted Earnings per Share	0.00	0.00	0.03	0.02	0.00	0.01
New Product Research and Development Cost	1,765	1,755	1,652	196	487	444

Management Comments:

 "Fiscal 2014 was a challenging period for Butler National Corporation.  Following three difficult quarters, Butler National Corporation rebounded with a strong fourth quarter heading into fiscal year 2015.  Revenue decreased 4% to $47.3 million in fiscal 2014, as compared to $49.2 million in fiscal 2013.  Professional Services revenue decreased (down 13%), but Aerospace Products increased 19% primarily due to a strong fourth quarter.  Butler National Corporation continues to drive growth in international markets and through the development of new supplemental type certificates.  This includes significant efforts in South America, Europe, Africa, and Asia.

Fiscal 2014 net income was $112,000 compared to a net loss of $148,000 in fiscal 2013.  The increase in net income was primarily due to our margin expansion initiatives.  Fiscal 2014 operating margin was 4% compared to a 3% in fiscal 2013.  The margin expansion initiatives include efficiencies in our implementation and operational processes and controlling general and administrative expenses.

The fourth quarter of fiscal 2014 resulted in the highest quarterly revenue in the past three fiscal years.  Revenue increased 19% to $14.6 million in fourth quarter fiscal 2014, as compared to $12.3 million in fourth quarter fiscal 2013.  The fourth quarter of fiscal 2014 resulted in a net income of $965,000 compared to a net income of $225,000 in fourth quarter fiscal 2013.  This was driven by a strong demand in Aerospace Products.

During fiscal 2014, we invested approximately $1.8 million in projects focused on product development of new products.  We feel these expenditures for the design and development engineering, testing, and certification of new products may help stabilize our long-term revenue and enhance our profits.

This is an exciting time for Butler National Corporation.  Management and all employees are focused on the execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:
Revenue from Professional Services decreased 13% to $31.0 million in fiscal 2014 from $35.5 million in fiscal 2013.  The decrease in Professional Services revenue was driven by decreased revenue in gaming activities of $2.6 million and other management and Professional Services of $1.9 million.  There was a $1.3 million decrease in revenue from monitoring services due to the sale of Butler National Services, Inc.  Costs decreased 11% in fiscal 2014 to $18.8 million compared to $21.1 million in fiscal 2013.  The decrease in direct costs was a result of reductions in the number of electronic gaming machines.  Expenses decreased 9% in fiscal 2014 to $10.4 million compared to $11.4 million fiscal 2013.  Operating income from Professional Services decreased 39% to $1.8 million in fiscal 2014 from $3.0 million in fiscal 2013.

Aerospace Products:
Revenue increased 19% to $16.2 million in fiscal 2014 compared to $13.6 million in fiscal 2013.  This increase is attributable to increased revenue of $2.3 million related to aircraft modifications.  In an effort to offset decreased domestic military spending, the Company has invested in the development of several supplemental type certificates (STCs).  These STCs involve state-of-the-art avionics.  We are aggressively marketing these STCs both domestically and internationally.  Costs increased 6% to $12.1 million in fiscal 2014 compared to $11.5 million in fiscal 2013.  Costs were 74% of segment total revenue in fiscal 2014, as compared to 84% of segment total revenue in fiscal 2013.  Expenses increased 10% in fiscal 2014 to $4.0 million compared to $3.7 million in fiscal 2013.  Expenses were 25% of segment total revenue in fiscal 2014, compared to 27% of segment total revenue in fiscal 2013.  Aerospace Products had an operating income of $103,000 in fiscal 2014 compared to an operating loss of $1.5 million in fiscal 2013.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy.  Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, general and administrative and other expenses.

Backlog:
As of April 30, 2014, our backlog totaled approximately $5.6 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  As of July 4, 2014, our backlog totaled approximately $5.0 million.  This is consistent with the industry in which modification services and related contracts may take several months, and sometimes years, to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

 Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements.  The forward looking statements in this report are only predictions and actual events or results may differ materially.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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